Exhibit 10.49

RENAISSANCERE HOLDINGS LTD.

2010 RESTRICTED STOCK UNIT PLAN

1. PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company Group, and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of phantom equity in the form of Restricted Stock Units to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of shareholder value.

2. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means:

(i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, or an employee benefit plan maintained by any member of the Company Group, directly or indirectly acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) the date upon which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than another member of the Company Group.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Company” means RenaissanceRe Holdings Ltd., a Bermuda company.

(f) “Company Group” shall mean the Company, together with its direct and indirect subsidiaries.

(g) “Effective Date” means January 8, 2010.

(h) “Eligible Person” means (i) each employee of the Company or any other member of the Company Group, including each such person who may also be a director of the Company or any other member of the Company Group; (ii) each non-employee director of the Company or any other member of the Company Group; (iii) each other person who provides substantial services to the Company or any other member of the Company Group and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or any other member of the Company Group; provided, that such prospective employee may not receive any payment relating to the settlement of Restricted Stock Units until such person has commenced employment with the Company or any other member of the Company Group. An employee on an approved leave of absence may be considered as still in the employ of the Company or any other member of the Company Group for purposes of eligibility for participation in the Plan.

(i) “Employer” means either the Company or other member of the Company Group that the Participant is principally employed by or provides services to, as applicable.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(k) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination. If the Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(l) “Participant” means an Eligible Person who has been granted Restricted Stock Units under the Plan.

(m) “Payment Date” shall mean the Employer’s first regularly scheduled payroll date immediately following the Vesting Date.

(n) “Plan” means this RenaissanceRe Holdings Ltd. 2010 Restricted Stock Unit Plan.

(o) Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(p) “Restricted Stock Unit” means a notional unit representing the right to receive a cash amount equal to the Fair Market Value of one share of Stock on a specified settlement date.

(q) “Restricted Stock Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit grant.

(r) “Stock” means the Company’s full voting common shares, par value $1.00 per share, and such other securities as may be substituted for such stock pursuant to Section          hereof.

(s) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Employer; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Employer (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed to be a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Employer ceases to be an Affiliate of the Company (by reason of sale, divesture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute an Employer immediately following such transaction, any Participants employed by or providing services to such former Employer shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(t) “Vesting Date” means, with respect to any Restricted Stock Unit, the date upon which the applicable vesting conditions set forth in a Participant’s Restricted Stock Units Agreement are satisfied.

3. ADMINISTRATION.

(a) General. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Restricted Stock Units; (iii) determine such terms and conditions of, and all other matters relating to, Restricted Stock Units; (iv) prescribe Restricted Stock Unit Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Restricted Stock Unit Agreements and correct defects, supply omissions, or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, any other member of the Company Group, Eligible Persons, Participants, and beneficiaries of Participants.

(b) Section 16. At any time that a member of the Committee is not a Qualified Member, any action relating to Restricted Stock Units granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act may be taken either by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”), or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself from such action; provided , that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any other member of the Company Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Restricted Stock Units granted under the Plan to any person or entity who is not an employee of the Company or any other member of the Company Group (including any non-employee director of the Company or any other member of the Company Group) or to any person who is subject to Section 16 of the Exchange Act shall be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

4. RESTRICTED STOCK UNITS.

(a) General. Restricted Stock Units granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Agreement, which agreements need not be identical. Notwithstanding anything contained in the Restricted Stock Unit Agreement, the Committee shall have the authority to remove any or all of the conditions imposed on, and restrictions relating to, the Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the applicable date of grant, such action is appropriate. Participants shall have no rights with respect to the Restricted Stock Units granted hereunder beyond those of a general creditor of the Company, and such Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

(b) Dividend Equivalents. If, during the time a Restricted Stock Unit remains outstanding, a cash dividend is declared and paid by the Company in respect of the Stock, except as otherwise provided in a Participant’s Restricted Stock Unit Agreement, for each outstanding Restricted Stock Unit then held by such Participant, such Participant shall be entitled to a dividend equivalent amount equal to the cash dividend paid by the Company upon one share of Stock. Dividend equivalent amounts shall be retained by the Company and credited to a notional, non-interest bearing, bookkeeping account, and shall be paid to Participants at the same time the Restricted Stock Units to which such dividend equivalent amounts relate are settled in accordance with the Plan. To the extent that such Restricted Stock Units are forfeited prior to settlement, so too will any related dividend equivalent amounts.

(c) Settlement. Vested Restricted Stock Units shall be settled in cash on the Payment Date relating to the applicable Vesting Date for such vested Restricted Stock Units. The Company shall deduct from all amounts paid to the Participant under the Plan all United States federal, state, local, and other taxes required by law to be withheld with respect to such payments.

(d) Termination. Except as may otherwise be provided in by the Committee in the Restricted Stock Unit Agreement or other agreement between a Participant and the Company, if, prior to the time that Restricted Stock Units have vested, such Participant undergoes a Termination, all Restricted Stock Units held by such Participant that have not vested on or prior to the date of such Termination shall be forfeited, and vested Restricted Stock Units held by such Participant that have not been settled shall be settled as soon as practicable following the date of such termination and in no event later than the Payment Date.

5. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.; CHANGE IN CONTROL.

(a) General. The number of shares of Stock covered by each outstanding Restricted Stock Unit shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Restricted Stock Unit (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the applicable date of grant; (ii) in connection with any dividend declared and paid in respect of shares of Stock, payable in any form other than cash; or (iii) in the event of any change in applicable laws that results in or would result in any substantial dilution or enlargement of the rights, as determined by the Committee, intended to be granted to, or available for, Participants in the Plan.

(b) Change in Control Events. Notwithstanding the foregoing, except as may be set forth in the Restricted Stock Unit Agreement, in the event of a Change in Control, all then-outstanding Restricted Stock Units shall be deemed to have vested immediately prior to such Change in Control, and the Restricted Stock Units shall be settled in cash on the date of such Change in Control.

6. EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted Restricted Stock Units under the Plan or, having been selected for the grant of Restricted Stock Units, to be selected for a grant of any additional Restricted Stock Units. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or any other member of the Company Group.

7. AMENDMENT OF THE PLAN OR AWARDS; PLAN TERMINATION.

(a) Amendment. The Board or the Committee, at any time, and from time to time, may amend the Plan and/or the terms of the Restricted Stock Units; provided, however, that the rights provided under Restricted Stock Units outstanding at the time of any such amendment shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 5 hereof, shall constitute an amendment for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of Restricted Stock Units if necessary to bring such award into compliance with Section 409A of the Code, Section 457A of the Code, and any respective Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(b) Termination. The Board may suspend or terminate the Plan at any time. No Restricted Stock Units may be granted under the Plan while the Plan is suspended or after it is terminated. Rights under any Restricted Stock Units granted before suspension or termination of the Plan shall not be impaired by such suspension or termination.

8. EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date.

9. MISCELLANEOUS.

(a) Section 409A; Section 457A. It is intended that the payments to be made under this Plan comply with the “short-term deferral exemption” provided under each of Section 409A and 457A of the Code and the regulations promulgated thereunder, and the Committee shall interpret the Plan provisions accordingly. Notwithstanding such, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on any Participant by Section 409A or 457A of the Code or any damages for failing to comply with Section 409A or 457A of the Code.

(b) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time. Any such policy adoption or amendment shall in no event require the prior consent of any Participant.

(c) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the

Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence or employment outside the United States, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 9(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are not United States nationals or who are employed outside the United States.

(d) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, and director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bye-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(f) Transfer Restrictions. Participants shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units, except by will or by the laws of descent and distribution.

(g) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of Bermuda without reference to the principles of conflicts of laws thereof.

(h) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(i) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(j) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.